Exhibit 10.15.1
FINANCIAL PERFORMANCE-BASED
RESTRICTED STOCK UNIT GRANT AGREEMENT [2024][Year]
[Name] (“Grantee”)

THIS RESTRICTED STOCK UNIT GRANT AGREEMENT (the “Agreement”) is made as of [Date] (the “Grant Date”), between Stagwell Inc., a Delaware corporation (the “Company”), and Grantee.

WHEREAS, the Company has adopted the 2016 Stock Incentive Plan (as amended, the “Plan”) for the purpose of providing employees and consultants of the Company and eligible non-employee directors of the Board of Directors of the Company a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company (except as otherwise expressly set forth herein, capitalized terms used in this Agreement shall have the definitions set forth in the Plan);

WHEREAS, the Human Resources & Compensation Committee (the “Committee”) of the Board of Directors has determined that it is in the best interests of the Company to make the award set forth herein, which award will vest upon achievement by the Company of the specified financial growth target during the financial performance period of [January 1, 2024][Beginning of three-year performance period] through [December 31, 2026][End of three-year performance period] and the other conditions provided herein; and

WHEREAS, pursuant to the Plan, the Committee has determined to grant an Other Stock-Based Award to the Grantee in the form of restricted stock units of shares of Class A common stock, subject to the terms, conditions and limitations provided herein, including achievement of the financial performance target, and in the Plan (the “Restricted Stock Units”).

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Restricted Stock Units.

1.1 The Company hereby grants to the Grantee, on the terms and conditions set forth in this Agreement, the number of Restricted Stock Units set forth under the Grantee’s name on the signature page hereto (the “20__ Restricted Stock Unit Award”). Each Restricted Stock Unit shall represent the right to receive one issued and outstanding share of the Class A common stock of the Company, but shall be subject to the restrictions, conditions and other terms set forth in this Agreement and in the Plan.

1.2 The Grantee’s rights with respect to the Restricted Stock Units and the shares underlying the 20__ Restricted Stock Unit Award shall not vest and shall remain forfeitable at all times prior to the Vesting Date, subject to the occurrence of a Permitted Acceleration Event (each as defined below). At any time, reference to the 20__ Restricted Stock Unit Award shall be deemed to be a reference to the Restricted Stock Units granted under Section 1.1 that have neither vested nor been forfeited pursuant to the terms of this Agreement.

1.3 This Agreement shall be construed in accordance with, and subject to, the terms of the Plan (the provisions of which are incorporated herein by reference).

2. Rights of Grantee.

With respect to the Restricted Stock Units awarded hereunder, the Grantee shall have no rights as a stockholder of the Company (including the right to vote or receive dividends) with respect to any shares of Class A common stock of the Company until the date of issuance to the Grantee of a certificate or other evidence of ownership representing such shares of Class A common stock in settlement thereof. In addition, dividend equivalents will not be paid or payable with respect to the Restricted Stock Units, except as provided in Section 5 of this Agreement. Prior to the Vesting Date, the Grantee shall not be entitled to transfer, sell, pledge, hypothecate or assign any portion of the Restricted Stock Units or the shares underlying such Restricted Stock Units (collectively, the “Transfer Restrictions”).
3. Vesting; Lapse of Restrictions.

3.1 The 20__ Restricted Stock Unit Award shall vest, and the Transfer Restrictions shall lapse, on [Three-year anniversary of grant date] (the “Vesting Date”), solely to the extent (A) the Company achieves the performance

Exhibit 10.15.1
thresholds set forth below in Section 3.3, as determined by the Committee on or prior to the Vesting Date (the date of such determination, the “Determination Date”), and (B) the Grantee continues to serve as an employee of the Company through the Vesting Date (the “Service Condition”); provided, however, that the 20__ Restricted Stock Unit Award shall vest, and the Transfer Restrictions with respect to the 20__ Restricted Stock Unit Award shall lapse, if sooner, as the result of any Permitted Acceleration Event, as provided below. “Permitted Acceleration Event” means one of the following: (i) termination of Grantee’s employment by the Company without Cause or by the Grantee for Good Reason (solely to the extent Grantee and the Company are parties to an employment agreement that defines Good Reason) or (ii) the Grantee’s death or Disability (as defined herein).

In the event that Grantee’s employment is terminated (i) by the Company without Cause, or (ii) by the Grantee for Good Reason, a number of Restricted Stock Units under the 20__ Restricted Stock Unit Award shall vest (A) if such termination occurs within one (1) year following the occurrence of a Change of a Control, on the termination date, in an amount equal to the full number of Restricted Stock Units under the 20__ Restricted Stock Unit Award, and (B) if such termination does not occur within one (1) year following the occurrence of a Change of a Control, on the Vesting Date, in an amount equal to the product of (x) the number of Restricted Stock Units under the 20__ Restricted Stock Unit Award that would otherwise performance vest in accordance with Section 3.3 hereof, if any, and (y) a fraction, the numerator of which shall be the number of full months of service completed by the Grantee from the Grant Date through the termination date, and the denominator of which shall be 36.

In the event of Grantee’s death or Disability, the full number of Restricted Stock Units under the 20__ Restricted Stock Unit Award shall vest on the date of death or Disability.

3.2 Upon the earliest of (i) any termination of the Grantee for Cause, (ii) resignation by the Grantee without Good Reason, or (iii) the failure by the Company to achieve the Minimum Performance Threshold, as determined by the Committee on the Determination Date, the 20__ Restricted Stock Unit Award shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Grantee nor any heirs, executors or successors of such Grantee shall thereafter have any right or interest in such Restricted Stock Units or the shares of Class A common stock underlying such Restricted Stock Units.

3.3 The 20__ Restricted Stock Unit Award shall performance vest (but not satisfy the Service Condition) based upon the Company’s level of achievement of [“Adjusted Profit”] [Other Financial Performance Target] (as defined below) during the performance period commencing on [Beginning of three-year performance period] and ending on [End of three-year performance period] (the “Performance Period”), as described in this Section 3.3. All determinations required to be made hereunder shall be made by the Committee:

For the Performance Period, as determined on the Determination Date:

(i) If the Company achieves [Adjusted Profit] for the Performance Period in an amount equal to or greater than [120%] of the Performance Target (the “Maximum Performance Threshold”), then [120%] of the 20__ Restricted Stock Unit Award shall performance vest on the Vesting Date;

(ii) If the Company achieves [Adjusted Profit] for the Performance Period in an amount equal to or greater than [80%] of the Performance Target (the “Minimum Performance Threshold”) but less than the Maximum Performance Threshold, then a prorated amount between [80%] and [120%] of the 20__ Restricted Stock Unit Award shall performance vest on the Vesting Date, determined based on straight-line interpolation for [Adjusted Profit] between the Minimum Performance Threshold and the Maximum Performance Threshold; and

(iii) If the Company achieves [Adjusted Profit] for the Performance Period in an amount less than the Minimum Performance Threshold, then no part of the 20__ Restricted Stock Unit Award shall performance vest pursuant to this Section 3.3.

In the event of a Change of Control, 100% of the 20__ Restricted Stock Unit Award shall performance vest (but not satisfy the Service Condition).

For purposes of the foregoing, the following terms shall have the meanings indicated below. Capitalized terms used in this Agreement but not defined herein shall have the meaning assigned to them in the Plan.

Exhibit 10.15.1

a.[“Adjusted Profit” shall mean Adjusted EBITDA for the Performance Period as reported in the Company’s public filings, but excluding the effect of any acquisition made during the Performance Period of an entity with more than $100 million in annual net revenue prior to such acquisition, plus the gain or loss on dispositions of assets; provided, however, that the Committee shall retain discretion to make appropriate adjustments to Adjusted Profit for extraordinary events in accordance with the Plan.][Other financial performance metric.]
b.“Cause” shall have the meaning set forth in the Grantee’s employment agreement with the Company. If such term is not defined in the Grantee’s employment agreement, then Cause means the Grantee’s termination by reason of (i) his/her continued or willful failure substantially to perform his/her duties for the Company, (ii) his/her willful and serious misconduct in connection with the performance of his/her duties for the Company, (iii) the Grantee’s conviction of, or entering a plea of guilty to, a crime that constitutes a felony or a crime involving moral turpitude, (iv) his/her fraudulent or dishonest conduct or (v) his/her material breach of any of his/her obligations or covenants under any written policies of the Company or any written agreement between such Grantee and the Company.
c.“Change in Control” shall have the meaning set forth in Section 2(d) of the Plan.
d.“Disability” shall have the meaning set forth in the Grantee’s employment agreement. If such term is not defined in the Grantee’s employment agreement, then Disability means the inability of the Grantee to have performed the Grantee’s material duties due to a physical or mental injury, infirmity or incapacity for one hundred eighty (180) consecutive days (including weekends and holidays) in any 365-day period, as determined by the Company in its reasonable discretion.
e.“Employment Agreement” shall mean the Participant’s applicable employment agreement with the Company.
f.“Good Reason” shall have the meaning set forth in the Grantee’s employment agreement with the Company, and if not so defined shall be inapplicable.
g.“Performance Target” shall mean Adjusted Profit equal to [$1.325 billion][target amount set for Performance Period]; provided, however, that the Committee shall retain discretion to make appropriate adjustments to the Performance Target, including adjustments to take into account any asset disposition. [Other financial performance metric target.]

4. Escrow and Delivery of Shares.

4.1 Certificates (or an electronic “book entry”) representing those shares of Class A common stock issued in settlement of Restricted Stock Units in respect of which the Transfer Restrictions have lapsed pursuant to Section 3 hereof shall be delivered to the Grantee as soon as practicable following the Vesting Date.

4.2 The Grantee, or the executors or administrators of the Grantee’s estate, as the case may be, may receive, hold, sell or otherwise dispose of those shares of Class A common stock delivered to them pursuant to Section 4.1 free and clear of the Transfer Restrictions, but subject to compliance with all federal and state securities laws.

5. Dividends. All dividend equivalents declared and paid by the Company on Restricted Stock Units shall be deferred until the lapsing of the Transfer Restrictions pursuant to Section 3. The deferred dividend equivalents shall be held by the Company for the account of the Grantee until the Vesting Date, at which time the dividend equivalents, with no interest thereon, shall be paid to the Grantee. Upon the forfeiture of the Restricted Stock Units pursuant to Section 3, any deferred dividend equivalents shall be forfeited to the Company.

6. No Right to Continued Retention. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance as an employee of the Company or any of its affiliates. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right to receive additional grants of restricted stock units or other types of equity grants from the Company or any of its affiliates.

7. Adjustments Upon Change in Capitalization. If, by operation of Section 10 of the Plan, the Grantee shall be entitled to new, additional or different shares of stock or securities of the Company or any successor Company or entity or other property, such new, additional or different shares or other property shall thereupon be subject to all of

Exhibit 10.15.1
the conditions and restrictions which were applicable to the Restricted Stock Units immediately prior to the event and/or transaction that gave rise to the operation of Section 10 of the Plan.

8. Modification of Agreement. Except as set forth in the Plan and herein, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto, provided that the Company may amend this Agreement to correct (i) any errors or (ii) any inconsistencies with the approval of the 20__ Restricted Stock Unit Award by the Committee or its delegee.

9. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

10. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principle, except to the extent that the application of New York law would result in a violation of the Delaware General Corporation Law.

11. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's heirs, executors, administrators and successors. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.

12. Tax Withholding. In addition to the rights of the Company pursuant to Section 14(a) of the Plan, upon the vesting of shares of Restricted Stock granted under this Agreement or otherwise, the Company may withhold (or sell on Grantee’s behalf) a number of shares of Class A common stock having a Fair Market Value on the vesting date sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such vesting, but not greater than such withholding obligations.

13. Data Privacy.

13.1 The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Grant Notice and this Agreement by and among, as applicable, the Grantee’s employer, the Company and any related entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

13.2 The Grantee understands that the Company and the Grantee’s employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

13.3 The Grantee understands that Data will be transferred to any third party assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the Grantee’s country, or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company and any other possible recipients which may assist the Company currently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or

Exhibit 10.15.1
withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.
15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

[Signature Page Follows]
STAGWELL INC.

By:
Name: Authorized Signatory
Title:

STAGWELL INC.

By:
Name: Authorized Signatory
Title:

GRANTEE:

By:
Name: [ ]

Number of Restricted
Stock Units Granted Hereby: [ ]